SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2005
Date of Report (Date of earliest event reported)

INERGY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200
Kansas City, MO 64112
(Address of principal executive offices)

(816) 842-8181
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2005, Inergy, L.P. (the "Company") entered into an Amendment (the "Amendment") to the 5-Year Credit Agreement date December 17, 2004 (the "Credit Agreement") with the lenders that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as co-syndication agents, and Fleet National Bank and Bank of Oklahoma, National Association, as co-documentation agents that, among other things, had the following impact to the provisions of the Agreement:

  Lowered the applicable margin in the leverage-based pricing grid;
  Extended the maturity from December 17, 2009 to November 10, 2010;
  Increased to $75 million the effective amount of working capital borrowings available through the utilization of the acquisition revolver; and
  Altered other provisions reflecting the Company's growth.

A copy of the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on December 22, 2004.

The foregoing is a summary of the Amendment, and does not purport to be a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment annexed to this Form 8-K as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.
Exhibit Number	Description
10.1*

5-Year Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Bank of Oklahoma, National Association, as Co-Documentation Agents.

10.2

Amendment to the 5-Year Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Bank of Oklahoma, National Association, as Co-Documentation Agents.

* Previously Filed

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INERGY, L.P.
By: INERGY GP, LLC, Its Managing General Partner

Date: November 14, 2005	By: /s/ R. Brooks Sherman, Jr. _____________________________________
R. Brooks Sherman, Jr. Senior Vice President and Chief Financial Officer